© Health Catalyst. Overview Presentation January 2025

© Health Catalyst. This presentation and the accompanying oral presentation, if any, contain forward-looking statements. All statements other than statements of historical fact contained in this presentation, including statements as to future results of operations and financial position, planned products and services, business strategy and plans, objectives of management for future operations of Health Catalyst, Inc. and its subsidiaries (“Health Catalyst” or the “Company”), market size and growth opportunities, competitive position and technological and market trends, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “expect,” “plan,” “anticipate,” “intend,” “target,” “project,” “predicts,” “shall,” “potential,” “explore” or “continues” or the negative of these terms or other similar words. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. The Company assumes no obligation to update any forward-looking statements or any other information included in this presentation after the date of this presentation, except as required by law. The forward-looking statements contained in this presentation and the accompanying oral presentation are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions and other factors include, but are not limited to, (i) changes in laws and regulations applicable to the Company's business model; (ii) changes in market or industry conditions, regulatory environment, and receptivity to the Company's technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key clients or partners; (v) the impact of the challenging macroeconomic environment (including high inflationary and/or high interest rate environments) on the Company's business and results of operations; (vi) the use of proceeds from the loans under the Company’s credit facility, availability of the delayed draw facility and the Company’s ability to refinance existing indebtedness, (vii) changes to the Company's abilities to recruit and retain qualified team members, and (viii) conditions to closing the acquisition of Upfront Healthcare Services, Inc. ("Upfront") not being satisfied, the potential impact on the business of Upfront Healthcare due to the announcement of the acquisition, and our ability to integrate Upfront Healthcare into our portfolio. These risks and uncertainties may also include those described under the heading “Risk Factors” and elsewhere in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q on file with the Securities and Exchange Commission (the “SEC”) and the Company’s other filings with the SEC. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for the Company to predict all risks, nor can the Company assess the impact of all factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements the Company may make. In addition to the Company’s GAAP financial information, this presentation may include certain non-GAAP financial measures. These non-GAAP financial measures are not meant as a substitute for GAAP financial measures, but are included solely for informational comparative purposes. The non-GAAP measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. Other companies, including companies in Health Catalyst’s industry, may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison. Reconciliations of GAAP to non-GAAP amounts for the periods presented are provided in schedules accompanying this presentation and should be considered together with the Company's audited and unaudited financial statements included in the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q on file with the SEC. This presentation also includes select preliminary unaudited financial results for the fourth quarter and year ended December 31, 2024. We have not completed the preparation of our consolidated financial statements for the fourth quarter or fiscal year of 2024. The select preliminary unaudited financial results presented herein for the fourth quarter and year ended December 31, 2024 are inherently uncertain and subject to change as we complete preparation of our consolidated financial statements for the year ended December 31, 2024. We are in the process of completing our customary year-end close and review procedures as of and for the fourth quarter and year ended December 31, 2024, and there can be no assurance that final results for these periods will not differ from these estimates. During the course of the preparation of our consolidated financial statements and related notes as of and for the year ended December 31, 2024, we or our independent registered public accountants may identify items that could cause final reported results to be materially different from the preliminary unaudited financial estimates presented herein. This presentation also contains estimates and other statistical data made by independent parties and by the Company relating to market size and growth and other industry data. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. The Company has not independently verified the statistical and other industry data generated by independent parties and contained in this presentation and, accordingly, it cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of its future performance and the future performance of the markets in which it competes are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause results or outcomes to differ materially from those expressed in the estimates made by the independent parties and by Health Catalyst. The Company’s growth and financial targets included herein are based upon the Company’s historical performance and its current plans, estimates, and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Disclaimer 2

© Health Catalyst. Health Catalyst Overview 3 Integrate data in a flexible, open, and scalable platform Deliver insights on how to measurably improve Enable and accelerate data- informed improvement Comprehensive Solution Data Platform 1 Applications 2 Services Expertise 3 We are a leading provider of data and analytics technology and services to healthcare organizations Our clients, which are primarily healthcare providers, use our Solution to manage their data, derive analytical insights to operate their organizations, and produce measurable clinical, financial, and operational improvements

© Health Catalyst. 4 Our mission is to be the catalyst for massive, measurable, data-informed healthcare improvement Our flywheel represents how we accomplish our mission with each client—our company strategy.

Investment Highlights

Recognized industry leader in healthcare data & analytics	~$1T WASTE[1] · $8B TAM	
Comprehensive solution: data platform, applications & services expertise	>300 DATA SOURCES · Up to 100 TBs / CLIENT · 12 APP SUITES + LIBRARY · >1,000 ANALYTICS & DOMAIN EXPERTS	
Measurable clinical, financial & operational improvements	$2.2B IMPROVEMENTS · 365+ CLIENT CASE STUDIES · 6/YR → 25/YR	
Excellence in team member engagement	94th-99th PERCENTILE ENGAGEMENT[2] · 110 BEST PLACE TO WORK AWARDS	
Attractive operating model and long-term targets	>90% RECURRING REVENUE[3] · 100%-112% DOLLAR-BASED RETENTION RATE[4] · ~$39M 2025 ADJ. EBITDA TARGET[5] *Anticipate 2025 Tech BU: 'Rule of 30'* · ~$500M/~$100M 2028 REVENUE/ADJ. EBITDA TARGET[5] *Anticipate 2028 HCAT: 'Rule of 30' Tech BU: 'Rule of 40'*	



6/YR → 25/YR

(1) According to estimates in 2019. Research estimates 25% of U.S. healthcare spending is wasteful in nature, implying approximately $1 trillion of waste amongst $3.8 trillion of total healthcare expenditure in 2019
(2) As of December 2024
(3) In 2023
(4) Overall range from 2017 – 2024 for Platform Clients, as further defined in our Form 10-K (e.g., excludes clients acquired in Medicity, Able Health, Healthfinch, Vitalware, Twistle, KPI Ninja, ARMUS, ERS, Carevive, Lumeon and Intraprise acquisitions and other App Clients).
(5) See "GAAP to Non-GAAP Reconciliation: Adjusted EBITDA" for more information about Adjusted EBITDA, including the limitations of Adjusted EBITDA. We have not provided forward-looking guidance for net loss, the most directly comparable GAAP measure, to Adjusted EBITDA, and therefore have not reconciled guidance for Adjusted EBITDA to net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably forecasted.

HealthCatalyst

© Health Catalyst.

5

© Health Catalyst. Broad Client Base Across the Healthcare Delivery Ecosystem >1,000 platform & app clients(1) include academic medical centers, integrated delivery networks, community hospitals, large physician practices, ACOs, health information exchanges, health insurers, and other risk-bearing entities (1) Preliminary figure as of December 2024; total clients inclusive of Platform and App Clients. App Clients represents all clients that are not Platform Clients. Note: Representative client list 6

© Health Catalyst. 7 Health Catalyst Solutions for Data-informed Improvement Simplify and focus on five core areas of differentiated client value. With every client and across every solution, ensure that consistent, measurable improvement goals are set, achieved, and communicated regularly Use Case Areas of Focus Clinical Improvement Technology Services ▪ Carevive Oncology ▪ Lumeon Care Orchestration ▪ Embedded Refills ▪ Twistle Patient Engagement ▪ Analytics accelerators in pareto areas of clinical improvement ▪ Domain Expertise: –Clinical improvement –Patient flow –Perioperative supplies –Population health –Care management –Patient safety Revenue & Cost Improvement Technology Services ▪ VitalIntegrity ▪ VitalCDM ▪ VitalKnowledge ▪ PowerCosting ▪ PowerLabor ▪ Hospital Price Index ▪ Domain Expertise: –Labor management –Supply chain –Charge capture –Claims denial –Revenue cycle Ambulatory Operations Technology Services ▪ Ambulatory operations analytics accelerators and dashboards ▪ Embedded Refills ▪ Twistle Patient Engagement ▪ Value Optimizer ▪ Lumeon Care Orchestration ▪ Domain Expertise: –Provider productivity –Patient access –Quality metrics –Value-based care contract performance Measures & Registries Technology Services ▪ MeasureAble ▪ ARMUS registries ▪ CRStar cancer registry ▪ Pop Analyzer ▪ Value Optimizer ▪ Domain Expertise: –Measures TEMS: –Chart abstraction –Registry submission Data & Analytics Technology Services ▪ Ignite Data & Analytics ▪ Expert Data Collections ▪ Carevive Oncology SMART Data (Life Sciences) ▪ Healthcare.AI: Analytics Integration ▪ Ninja Universe ▪ Intraprise (cybersecurity) ▪ Domain Expertise: –Healthcare.AI –Visualization migration TEMS: –Data science –Data and analytics engineering, operations, certification, strategy Infrastructure Areas of Focus = Technology Enabled Managed Services (TEMS)

Measurable Data-Informed Improvement for Focus Areas

Examples of client improvements from all five areas of focus

Use Case Areas of Focus

Clinical Improvement

- **$22M** cost savings and **$1.9M** in new revenue – improved patient flow*
- **$17.4M** AI-enabled patient blood management improvements
- **$3.4M** cost savings from automating medication refill processes

Revenue & Cost Improvement

- **$75M** cardiovascular service line cost savings*
- **$10M** revenue increase enabled by PowerCosting
- **$7.8M** charge capture improvements

Ambulatory Operations

- **$25.4M** revenue increase through improved patient access
- **$7M** cost savings over three and a half years
- **$2.2M** increase in revenue and **55K** care gaps closed*

Infrastructure Areas of Focus

Measures & Registries

- **38%** relative improvement in quality scores
- **10% to 25%** reduction in abstraction time
- **93%** inter-rater reliability*

Data & Analytics

- **$32.2M** cost reduction through AI-enabled care management
- **$10M** AI-enabled variable cost reduction
- **>$3M** indirect labor cost savings*

Note: Metrics represent examples of improvements across all five areas of focus, for specific clients. Data as of February 2024.

*Enabled by Technology Enabled Managed Services (TEMS)

HealthCatalyst

© Health Catalyst.

8

Highly Differentiated, Comprehensive Solution

3 — Services Expertise (~$3bn TAM)

Consulting
- ✓ Highly specialized
- ✗ Unable to sustain recommended improvements
- ✗ High cost given ad-hoc work

2 — Applications (~$3bn TAM)

Point solution vendors
- ✓ Tailored to specific needs
- ✓ Modern technology/interfaces
- ✗ Difficulty breaking through hundreds of vendors
- ✗ Often closed platforms
- ✗ Difficulty growing sustainable businesses
- ✗ Lack domain expertise

1 — Data Platform (~$2bn TAM)

Home grown solutions
- ✓ Control
- ✗ High start-up & maintenance costs
- ✗ Risk of failure
- ✗ Talent shortage

Cross industry tech companies
- ✓ Modern technology
- ✗ Little healthcare content
- ✗ Fluctuating healthcare commitment
- ✗ Not improvement focused

EMR vendors
- ✓ EMR integration
- ✓ Known vendor
- ✗ Rigid architecture, closed approach
- ✗ Slow time-to-value
- ✗ Not improvement focused

HealthCatalyst

Comprehensive solution guiding our clients to greater levels of digital maturity, enabling clinical, financial, and operational improvements

HealthCatalyst

Note: As of March 2019.

HealthCatalyst

© Health Catalyst.

9

© Health Catalyst. 10 Excellence in Team Member & Client Engagement Our highly-engaged team members enable strong client engagement, renewal & expansion Recognized More Than 100 Times as a “Best Place to Work” 2015 – 2024 Gallup Team Member Engagement KLAS Client Recognition & Evangelism Score(1) HIT Average 94th — 99th Percentile 40 26 (1) Similar to a net promoter score, as of December 31, 2023. Overall evangelism score is an average of each Health Catalyst solution’s average evangelism scores. 11th Year in a Row

Multiple Strategic Levers to Drive Durable, Long-Term Growth

Expand within our platform client base

Sell additional apps & services across our 130 Platform clients[1]

Built-in, annual technology escalators

High dollar-based retention rate: 100%-112%[2]

Add platform clients by cross-selling to app clients

Cross-sell Ignite and other apps to >900 App clients[1]

Currently have >1,000 Platform + App clients[1] and focused on continuing to expand our client base through organic and inorganic growth

Continued M&A as a consolidation platform

Combine data assets and best-of-breed applications

Pursue tuck-in app-layer acquisitions to provide valuable consolidation platform to clients

Best-in-class culture a differentiating factor in sourcing opportunities

Add new applications and services

Developed a multitude of new software applications in last few years[3]

Partnerships and open platform provide insights into new offerings

Accelerates as relationships deepen and dataset grows

Grow addressable market through adjacencies

Careful, opportunistic expansion into adjacent segments of healthcare ecosystem

Payers

Life Sciences

International

Monetize Core → **Expand Opportunity**

(1) As of December 31, 2024.
(2) Overall range from 2017 - 2024 for Platform Clients, as further defined in our Form 10-K (e.g., excludes clients acquired in Medicity, Able Health, Healthfinch, Vitalware, Twistle, KPI Ninja, ARMUS, ERS, Carevive, Lumeon and Intraprise acquisitions and other App Clients).
(3) Added to this figure via M&A.

HealthCatalyst
© Health Catalyst.
11

Growth Anticipated to Reaccelerate, with Engaged and Rapidly Expanding Client Base

Produces a high-growth, predictable, recurring revenue business



Total Revenue ($mm)
Professional services
Technology
37% growth ex-Medicity(1)
Growth: 54%
Growth: 38%
Growth: 22%
Growth: 28%
Growth: 14%
Growth: 7%
Growth: ~3%(3)
Growth: ~10%
$73
$113
$155
$189
$242
$276
$296
$306
~$335
57%
43%
49%
51%
46%
54%
42%
58%
39%
61%
36%
64%
37%
63%
~36%
~64%
~34%
~66%
2017
2018
2019
2020
2021
2022
2023
Prelim. 2024E(6)
2025 Target



Platform Client Dollar-based Retention Rate(2)
Current
Tech + Recurring Services
New(4)
Tech + TEMS
108%
107%
109%
102%
112%
100%
100%
100%
102%
~103%
2017
2018
2019
2020
2021
2022
2023
2024
2024E(6)
2025 Target



Total Clients
App Clients(5)
Platform Clients
46
12
34
126
76
50
130
65
65
>350
>300
74
>440
>350
90
>520
>425
98
>630
>525
109
>1,000
>900
130
2017
2018
2019
2020
2021
2022
2023
2024E

HealthCatalyst

© Health Catalyst.

(1) Excludes impact of Medicity acquisition, which occurred on June 29, 2018.
(2) We calculate our dollar-based retention rate as of a period end by starting with the sum of the Annual Recurring Revenue (ARR) from all Platform clients as of the date 12 months prior to such period end (prior period ARR). We then calculate the sum of the ARR from these same clients as of the current period end (current period ARR).
(3) Represents the mid-point of the range provided on slide 12.
(4) 2025 excludes Pilot TEMS arrangements such as Ambulatory Operations.
(5) Vast majority of App clients were acquired via acquisitions.
(6) Preliminary unaudited financial results are inherently uncertain and subject to change as we complete preparation of our consolidated financial statements for the year ended December 31, 2024. During the course of the preparation of our consolidated financial statements and related notes as of and for the year ended December 31, 2024, we or our independent registered public accountants may identify items that could cause final reported results to be materially different from the preliminary unaudited financial estimates presented herein.

Note (a): These targets contemplate that Health Catalyst will continue to be opportunistic with tuck-in acquisitions, with a primary focus on technology. We expect these tuck-in acquisitions to benefit annual revenue growth on a pro forma basis.

12

© Health Catalyst. Preliminary Results(1) & Forward-Looking Targets(2) Q4 Financials • Revenue of $78.75M to $79.75M (+6%), in prior range, but with a few minor project delays; Tech Revenue of $50.6M to $51.6M (+9%) • Adj. EBITDA(3) of $7.9M (+480%, 10% Margin), above midpoint of range Full Year Financials • Revenue of $305.7M to $306.7M (+3%), in prior range; Tech Revenue of $194.0M to $195.0M (+4%) • Adj. EBITDA(3) of $26.1M (+137%, 9% Margin), above midpoint of range; Tech BU Adj. EBITDA of $25M (13% Margin) Growth Metrics • Net New Platform Clients(4): 21 (+91%), with avg. ARR + non-recurring revenue towards the lower end of the range of $400K to $1M • Number of Platform Clients(4): 130 (+19%) • Number of Platform + App Clients: >1,000 (+>50%) • Dollar-Based Retention current definition (Tech + Recurring Services): 100%, which excludes some existing client expansion • Dollar-Based Retention updated definition (Tech + TEMS) : 102%, which still excludes some existing client expansion 2024 Preliminary Results 13 2025 Forward-Looking Targets • Revenue: ~$335M (+10%); Tech Revenue: ~$220M (+13%) • Adj. EBITDA(5): ~$39M (+49%, 12% Margin); Tech BU Adj. EBITDA: ~$38M (+52%, 17% Margin) • Net New Platform Clients(4): ~40 (+90%), with expected ARR + non-recurring revenue to be similar to 2024 results • Dollar-Based Retention (Tech + TEMS)(6): ~103% • Tech BU with ‘Rule of 30’ Profile in 2025 (1) Preliminary unaudited financial results are inherently uncertain and subject to change as we complete preparation of our consolidated financial statements for the year ended December 31, 2024. During the course of the preparation of our consolidated financial statements and related notes as of and for the year ended December 31, 2024, we or our independent registered public accountants may identify items that could cause final reported results to be materially different from the preliminary unaudited financial estimates presented herein. (2) Growth percentages reference Year over Year performance, and where relevant, when a range is provided the percentage growth is calculated based on the midpoint of the range. (3) See “GAAP to Non-GAAP Reconciliation: Adjusted EBITDA” for more information about Adjusted EBITDA, including the limitations of Adjusted EBITDA. (4) Platform Clients (previously referred to as DOS Subscription Clients) include clients who directly or indirectly access our DOS platform or Health Catalyst Ignite via a technology subscription contract. Indirect access may include platform module components such as Healthcare.AI, Pop Analyzer, IDEA, and other platform components. (5) We have not provided forward-looking guidance for net loss, the most directly comparable GAAP measure, to Adjusted EBITDA, and therefore have not reconciled guidance for Adjusted EBITDA to net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably forecasted. (6) Excludes Pilot TEMS arrangements such as Ambulatory Operations. Commentary • Strategic decision made to exit unprofitable pilot Ambulatory Operations TEMS offering by mid-2025, representing ~$9M of annual services revenue • Signing & anticipated Q1 close of Upfront Healthcare acquisition, strengthening our patient activation offering • Upfront Healthcare acquisition is anticipated to contribute ~3% of 2025 revenue depending on close timing and operating plan execution

© Health Catalyst. Kyle Salyers Chief Strategy Officer & SVP of Corporate Development Tenure at Health Catalyst: 10 years Experienced and Visionary Management Team 14 Dave Ross Chief Technology Officer and Chief Product Officer Tenure at Health Catalyst: 4 years Daniel Burton Chief Executive Officer and Director Tenure at Health Catalyst: 14 years Holly Rimmasch Chief Clinical Officer and SVP & GM of Clinical Quality Tenure at Health Catalyst: 13 years Jason Alger Chief Financial Officer Tenure at Health Catalyst: 12 years Kevin Freeman Chief Commercial Officer Tenure at Health Catalyst: 4 years Dan LeSueur Chief Operating Officer Tenure at Health Catalyst: 13 years Practice Advisory Group Ben Landry General Counsel & Corporate Secretary Tenure at Health Catalyst: 6 years Linda Llewelyn Chief People Officer Tenure at Health Catalyst: 12 years Leslie Falk Chief Client Success Officer Tenure at Health Catalyst: 12 years Jason Jones Chief Analytics and Data Science Officer Tenure at Health Catalyst: 6 years Amanda Flanders SVP, Marketing & Communications Tenure at Health Catalyst: 10 years

© Health Catalyst. 15 Health Catalyst is Deploying its Next-Generation Data Platform: Health Catalyst Ignite

Ignite Ecosystem: Core Tools © Health Catalyst. 16 IGNITE DATA AND ANALYTICS Data Management Tools and Functions ▪ Source templates ▪ Job scheduling ▪ Data profiling ▪ 24x7 Support ▪ Identity management Data Products ▪ Foundational Expert Data Collections ▪ Terminology ▪ Unified data governance Self-Service ▪ Pop Analyzer ▪ Healthcare.AI: Analytics Integration ▪ Data entry ▪ Visualization tools

© Health Catalyst. Real-World Applications of AI in Our Solutions 17 Enhancing analytics and visuals to surface valuable insights in BI reports with a single click AI-DRIVEN VISUALIZATION INSIGHTS Ensuring that patients receive timely, targeted communication TARGETED PATIENT COMMUNICATION Amplifying ecosystem efficiency with generative assistance for coding, exploration, search, quality GENERATIVE AI TECHNOLOGY Empowering chart abstractors with instant answers through generative AI CHART ABSTRACTION AI Helping leaders leverage AI for better decisions, predictions, and strategic results with innovative approaches AI EXPERT SERVICES

© Health Catalyst. (1) Preliminary unaudited financial results are inherently uncertain and subject to change as we complete preparation of our consolidated financial statements for the year ended December 31, 2024. During the course of the preparation of our consolidated financial statements and related notes as of and for the year ended December 31, 2024, we or our independent registered public accountants may identify items that could cause final reported results to be materially different from the preliminary unaudited financial estimates presented herein. (2) Growth percentages reference Year over Year performance, and where relevant, when a range is provided the percentage growth is calculated based on the midpoint of the range. (3) High-level estimated business unit adjusted EBITDA margin analysis. Estimated business unit contribution profit for Technology and Professional Services based on allocating adjusted gross margin and operating expenses by business unit. Adjusted gross margin segmented by Technology and Professional Services. Operating expenses allocated between Technology and Professional Services based on type of operating expense: Research & Development (R&D) expenses allocated to Technology business unit; Sales & Marketing expenses allocated between Technology and Professional Services by percentage of adjusted gross profit; General & Administrative expenses allocated between Technology and Professional Services by percentage of total cost of revenue (excluding depreciation and amortization) and R&D. (4) Excludes Pilot TEMS arrangements such as Ambulatory Operations. Note (a): These targets contemplate that Health Catalyst will continue to be opportunistic with tuck-in acquisitions, with a primary focus on technology. We expect these tuck-in acquisitions to benefit annual revenue growth on a pro forma basis. Note (b): We have not reconciled guidance for Adjusted EBITDA or Adjusted EBITDA Margin to net loss or net loss margin, respectively, the most directly comparable GAAP measures, and have not provided forward-looking guidance for net loss or net loss margin, because there are items that may impact net loss and net loss margin, including stock-based compensation, that are not within our control or cannot be reasonably forecasted. 18 2025 Targets Revenue Overall: ~$335M (+10%) Tech: ~$220M (+13%) Adj. EBITDA Overall: ~$39M (+49%, 12% Margin) Tech BU(3): ~$38M (+52%, 17% Margin) Net New Platform Clients ~40 (+90%) Dollar-Based Retention (Tech + TEMS)(4) ~103% Tech BU with ‘Rule of 30’ Profile 2028 Targets Revenue ~$500M Tech ~2/3 of Revenue Adj. EBITDA ~$100M Overall Margin ~20%; Tech BU Margin(3) ~30% Company with ‘Rule of 30’ Profile Tech BU with ‘Rule of 40’ Profile 2024 Preliminary Results Revenue Overall: $305.7M to $306.7M (+3%) Tech: $194M to $195M (+4%) Adj. EBITDA Overall: $26.1M (+137%, 9% Margin) Tech BU(3): $25M (13% Margin) Net New Platform Clients 21 (+91%) Dollar-Based Retention 100% (Current Definition: Tech + Recurring Services) 102% (Updated Definition: Tech + TEMS) Total Clients 130 Platform Clients (+19%) >1,000 Platform + App Clients (+>50%) Preliminary Results(1) & Forward-Looking Targets(2)

Mid-term and Long-term Target Model

		2019 (IPO year)	2020	2021	2022	2023	2024E[3]	2025 Targets[4]	2028 Long-term Targets[4]
Total Revenue Growth		38%	22%	28%	14%	7%	3%	~10%	~$500M
Tech Revenue Growth		47%	32%	34%	19%	6%	4%	~13%	~2/3 of total revenue
Adj. Gross Margin[1]		52%	50%	53%	53%	49%			
Adj. Operating Expenses[2]	S&M as % of Revenue	28%	22%	21%	20%	15%			
	R&D as % of Revenue	27%	24%	21%	20%	19%			
	G&A as % of Revenue	15%	15%	15%	14%	11%			
Net Loss Margin[5]		(39%)	(61%)	(63%)	(50%)	(40%)			
Adj. EBITDA Margin[6]		(18%)	(11%)	(5%)	(1%)	4%	9%	~12%	~20%
Est. Tech BU Adj. EBITDA Margin[6]							13%	~17%	~30%

HealthCatalyst

© Health Catalyst.

(1) See "GAAP to Non-GAAP Reconciliation: Adjusted Gross Profit and Adjusted Gross Margin" for more information about Adjusted Gross Margin, including the limitations of Adjusted Gross Margin and a reconciliation to gross margin, the most directly comparable measure calculated in accordance with GAAP.
(2) Excluding D&A, stock-based compensation, tender offer payments deemed compensation, loss on extinguishment of debt, acquisition-related costs, net, non-recurring lease-related charges, income tax provision (benefit), interest expense and other (net), restructuring charges and litigation costs. Please see the Appendix and our recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for more details.
(3) Preliminary unaudited financial results are inherently uncertain and subject to change as we complete preparation of our consolidated financial statements for the year ended December 31, 2024. During the course of the preparation of our consolidated financial statements and related notes as of and for the year ended December 31, 2024, we or our independent registered public accountants may identify items that could cause final reported results to be materially different from the preliminary unaudited financial estimates presented herein.
(4) These targets contemplate that Health Catalyst will continue to be opportunistic with tuck-in acquisitions, with a primary focus on technology. These tuck-in acquisitions would benefit annual revenue growth on a pro forma basis.
(5) See "GAAP to Non-GAAP Reconciliation: Adjusted EBITDA" for more information about Adjusted EBITDA, including the limitations of Adjusted EBITDA. We have not provided forward-looking guidance for net loss, the most directly comparable GAAP measure, to Adjusted EBITDA, and therefore have not reconciled guidance for Adjusted EBITDA to net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably forecasted.
(6) See "GAAP to Non-GAAP Reconciliation: Adjusted EBITDA" for more information about Adjusted EBITDA margin, including the limitations of Adjusted EBITDA margin and a reconciliation to net loss margin, the most directly comparable measure calculated in accordance with GAAP.

19

© Health Catalyst. Confidential and Proprietary. Appendix

© Health Catalyst. Our Tech-enabled Managed Services arrangements include long-term contracts (~5 years) for both Tech and Pro Services, which create loyal client relationships. These deals are typically large & require limited incremental Opex, which drives Adj. EBITDA margin in line with our long-term targets over time. Typical Contract Structure • TEMS relationships are structured as long-term contracts with technology subscription renewal or expansion (at typical technology gross margin levels) • Health Catalyst typically re-badges existing health system team members within the applicable functional area • Health Catalyst provides a cost savings to the client’s existing spend, typically starting nine months after contract signing • The TEMS Pro Services gross margin starts out low in Year 1 and aims to grow to ~25% over a few year period by leveraging our technology, finding scale efficiencies, and improving processes to reduce the labor footprint • Year 5 margin profile roughly represents the steady state margin profile Tech-Enabled Managed Services (TEMS): Unit Economics 21 Illustrative TEMS Pro Services Gross Margin Over Time ~0% ~10% ~25% 0% 5% 10% 15% 20% 25% Year 1 Run Rate Contracts typically start at a low gross margin in year 1, typically between 0% - 10% As these contracts ramp over a few year period and efficiencies are realized, gross margins increase to ~25%. Additionally, we generally anticipate little incremental Opex associated with these contracts, which should drive Adj. EBITDA margin in line with our long-term targets over time.

© Health Catalyst. High Engagement, Satisfaction & Expansion Leads to adjusted technology gross margin expansion 22 41% 48% 52% 50% 53% 53% 49% 50% 64% 66% 67% 68% 69% 69% 68% 67% 24% 29% 35% 25% 27% 24% 15% 20% 2017 2018 2019 2020 2021 2022 2023 Q1-Q3 2024 Total Adjusted Gross Margin Adjusted Technology Gross Margin Adjusted Professional Services Gross Margin Adjusted Gross Margin(1) Adj. Gross Profit(1) ($mm) $30 $54 $81 $95 $128 $146 $144 $112 (1) See "GAAP to Non-GAAP Reconciliation: Adjusted Gross Profit and Adjusted Gross Margin" for more information about Adjusted Gross Margin, including the limitations of Adjusted Gross Margin and a reconciliation to gross margin, the most directly comparable measure calculated in accordance with GAAP.

Allina Health: High-Value Data & Analytics Drive $33M+ in Quality & Operations Improvements

The Challenge: ***As the breadth, complexity, and volume of healthcare data grow, Allina Health recognized the need to manage data as a strategic asset by ensuring ongoing data utilization and building capacity for continuous, data-driven improvement.***

The Health Catalyst Solution

3 Expert Services

Health Catalyst **analytics engineers**, **data scientists**, and **domain experts** partnered closely with Allina teams to **use high-value data and analytics to unlock the highest value use cases** and **accelerate time to value.**

2 Applications

90+ applications and accelerators surface **high-value data and analytics** to **augment insights**, **stratify risk**, **prioritize opportunities**, and **monitor and report outcomes**. *Key examples:*



Key Process Analysis (KPA)
Identify highest value opportunities



Blood Utilization
Improve blood management



Spine Pain
Improve care and outcomes



Patient Safety (e.g., CAUTI)
Prevent and manage complications

1 Data and Analytics Platform (DOS™)

DOS data and analytics platform enabled Allina Health to **integrate, organize, and enhance** 65 **different data sources**—clinical, financial, and operational. *Key capabilities used:*

- Source Connectors
- Reusable Data Logic
- Expert Data Collections






Self-Service Analytics—Pop Insights, Pop Analyzer, Healthcare.AI, IDEA (data entry)—enable both technical and non-technical users to easily build populations; create reusable data elements; and explore, analyze, and report on data.

Data-Driven Insights and Measurable Results

Key Opportunities Identified

Length of stay | Readmissions | Supply costs

Key Improvements

Operational Improvements

- **$33M+ in positive margin impact** by expense reduction and additional hospital inpatient and outpatient revenue.
- **$2.3M** decrease in **annual blood product acquisition costs.**
- **Improved care for patients undergoing spine surgery**
  - **31%** of expected **complications** avoided
  - **22%** relative reduction in **surgical site infections**
  - **8.8%** relative reduction in **length of stay**
- **350K+ unique sessions** in Allina Health's top 10 analytics applications and accelerators in one year.

> ***Unleashing the data at Allina Health*** *has been key to increasing organizational efficiency, reducing costs, and improving outcomes for our patients.*
>
> —Jonathan Shoemaker, SVP, CIO, Allina Health

HealthCatalyst

© Health Catalyst.

23

Carle Health & Health Alliance: Solution Uncovers $10M+ in Population Health Opportunities

***The Challenge:** For Carle Health and Health Alliance[1], burdensome manual data collection and reporting processes made it difficult—and time-consuming—to identify and address opportunities for value-based care improvement across its populations.*

The Health Catalyst Solution

3 Expert Services

Health Catalyst **population health domain expert** partnered with Carle Health and Health Alliance teams to surface **compelling, actionable insights** for the **best opportunities for success in value-based care**—providing **practical guidance for transformation** to reduce cost and utilization, increase quality scores, improve patient outcomes, and **accelerate time to value**.

2 Applications



Value Optimizer
surfaces insights—mined from claims data and enhanced by terminology, groupers, logic, and additional data from DOS—to instantly identify the most promising and impactful opportunities for value-based care (VBC) performance improvement.

1 Data and Analytics Platform (DOS™)

DOS data and analytics platform enabled integration, organization, and enhancement of 13 Carle source systems, +10 Health Alliance source systems, +37 different physician claim formats from the Carle clinically integrated network (CIN). *Key capabilities used:*

- Source Connectors
- Cloud-based
- Reusable Data Logic
- Expert Data Collections



Self-Service Analytics—Pop Insights, Pop Analyzer, Healthcare.AI— enable both technical and non-technical users to easily build populations; create reusable data elements; and explore, analyze, and report on data.

Data-Driven Insights and Measurable Results

Key Opportunities Identified

Cost, utilization, and performance metrics across 10 key population health areas, *including:*

Emergency department utilization | Inpatient utilization
Ambulatory utilization | Post-acute care

Key Improvements

Financial Improvements

- **$10M+** in **cost and utilization** opportunity identified
- **$100K manual labor costs avoided** by eliminating multiple iterations and meetings to obtain the necessary data and analyses

Operational Improvements

- **>90%** improvement in **analytic efficiency;** analyses that previously required months to complete are now complete in minutes

“

***Value Optimizer** allows us to uncover opportunities quickly and easily without building a data set to see the likely impact. We can quickly drill down into the data and recommend potential interventions.*

—Rich Balbach, Director
Clinical and Business Intelligence
Health Alliance

(1) Health Alliance Medical Plans is a leading provider-driven health plan.

HealthCatalyst

© Health Catalyst.

24

MultiCare Health System: Operational and Charge Capture Improvements Help Realize $75M+ in Annual Revenue

***The Challenge:** Inconsistent improvement methods, differing competencies, and inefficient data collection and analytics were impeding MultiCare Health System's ability to improve—leaving financial and operational metrics below expectations.*

The Health Catalyst Solution

3 Expert Services

Health Catalyst experts partnered with MultiCare teams to help increase **organizational alignment**, boost **data utilization** and **analytic acumen** for more **proactive revenue management**, and realize **new efficiencies** by optimizing technology and processes.

2 Applications

20+ applications and accelerators surface **high-value data and analytics** to **augment insights**, **stratify risk**, **prioritize opportunities**, and **monitor and report outcomes**. *Key examples:*



Key Process Analysis (KPA)
Identify highest value opportunities

VitalIntegrity
Improve charge capture and revenue performance

Departmental Explorer
Review and improve operational efficiency

1 Data and Analytics Platform (DOS™)

DOS data and analytics platform enabled MultiCare Health System to **integrate, organize, and enhance** 35 **different data sources**—clinical, financial, and operational. *Key capabilities used:*

- Source Connectors
- Cloud-based
- Reusable Data Logic
- Expert Data Collections



Self-Service Analytics—Pop Insights, Pop Analyzer, Healthcare.AI, IDEA (data entry)—enable both technical and non-technical users to easily build populations; create reusable data elements; and explore, analyze, and report on data.

Data-Driven Insights and Measurable Results

Key Opportunities Identified

Charge capture | Contribution margins | Length of stay

Key Improvements

Financial Improvements

- $6.1M **net revenue retained,** the result of resolving more than 350 charge capture issues.
- $48M **in revenue,** surpassing three-year market share goals in year two.
  - Overall market share improved in every submarket.

Clinical Improvements

- $24M **in savings,** the result of a 0.6-day reduction in LOS across the health system.

"***VitalIntegrity** enabled us to **efficiently identify and resolve charge capture issues**, retaining **$6.1M** in net revenue in just three months, while supporting **root cause analyses** for ongoing process improvement."*

—Nicole Gorder, MBA,
Executive Director of Revenue Integrity & CDM
MultiCare Health System

HealthCatalyst

© Health Catalyst.

25

INTEGRIS: Healthcare.AI Helps Drive Executive Alignment and Decision-making

***The Challenge:* INTEGRIS Health had high volumes of data but lacked the timely, accurate, and actionable insight needed to support key leadership decisions and drive meaningful improvements.**

The Health Catalyst Solution

3 Expert Services

Health Catalyst's **analytics engineers, data scientists**, and **domain experts** partnered with INTEGRIS teams to **optimally leverage integrated data, analytics, and machine-learning-driven algorithms** to identify and realize meaningful opportunities for improvement.

2 Applications

Touchstone® enabled INTEGRIS to analyze risk-adjusted benchmarks and integrated machine-learning algorithms to enhance understanding of performance compared to peer organizations—and proactively prioritize improvement opportunities.



Healthcare.AI capabilities, integrated within Touchstone and other BI tools, deliver **easy-to-use statistical and AI capabilities** to help analysts produce **more accurate, faster insights.**

1 Data and Analytics Platform (DOS™)

DOS data and analytics platform **enabled integration, organization, and enhancement of** 10 **different data source systems**. *Key capabilities used:*

- Source Connectors
- Cloud-based
- Reusable Data Logic
- Expert Data Collections



Self-Service Analytics—Pop Insights, Pop Analyzer, Healthcare.AI enable both technical and non-technical users to easily build populations; create reusable data elements; and explore, analyze, and report on data

Data-Driven Insights and Measurable Results

Key Opportunities Identified

Value-based care measures performance | Patient safety targeted mortality and readmissions (e.g., sepsis)

Key Improvements

Financial Improvements

- **Aligned executive incentives** based on shared understanding of **highest value and most actionable improvement opportunities**
- **$500K** saved **annually** by sunsetting a third-party benchmarking tool

Clinical Improvements

- **50x faster data refresh** than previous benchmarking tool—and benchmarks are now **more adaptive** as well as **more detailed**

"

__Using DOS and Touchstone has been transformational__ for our organization. The data and analytics are exactly what our CEO, CMO, and CNE need to set our organization's course. We've effectively __separated the signals from noise in the data__ and are able to __clearly see where the organization needs to go__.

—Benjamin Mansalis, MD
Chief Information Officer, INTEGRIS Health

We are using generative AI to __exponentially increase the efficiency and overall business success of specific human capital-intensive tasks__. Generative AI has been especially powerful when workflows are driven by narrative/written language, which is common in our chart abstraction use cases today, and __we expect to be equally powerful as we expand our TEMS offerings into other workflow-heavy areas.__

—Dave Ross
Chief Technology Officer, Health Catalyst

HealthCatalyst

© Health Catalyst.
26

Historical M&A Transactions



$mm
Transaction value amount (1)
Medicity
June 2018
HCAT IPO
July 2019
Able Health
$27
February 2020
healthfinch
$40
July 2020
vitalware
$120
September 2020
twistle
~$105
July 2021
KPININJA
~$33
February 2022
ARMUS
~$15
April 2022
ERS
~$13.5
October 2023
carevive
~$22
May 2024
Lumeon
~$40
August 2024
Intraprise HEALTH
~$43
November 2024

M&A Strategy

- **Ability to integrate and scale software applications on top of Ignite platform**
- **Broadens value proposition to existing and new clients**
- **Primary focus on applications layer**
  - Hundreds of opportunities
  - Gross margin accretive
  - Faster time to market (buy vs. build)
- **Additional focus areas in adjacent markets**
- International
- **Wide range of targets → tuck-ins to larger transactions**
- **HCAT is destination of choice for many targets given cultural differentiation**

Note: Transaction close date shown
(1) Transaction value includes only the upfront purchase price amount anticipated at the time of the execution of the respective acquisition agreements

HealthCatalyst

© Health Catalyst.

27

© Health Catalyst. Confidential and Proprietary. 28 © Health Catalyst. Health Catalyst Ignite Accessible and Usable Data Consumption

© Health Catalyst. Healthcare Data Orchestration: Simplified 29 Tasks We Handle So You Don’t Have To Healthcare- Specific Source Connectors Identity Resolution for Providers and Patients Healthcare- Specific Data Security Longitudinal View Terminology Standardization Across Systems Healthcare- Specific Content Libraries Data Quality Assurance Healthcare Interoperability Support Self-Service Analytics Tools Healthcare.AI: Ignite Advisor

Health Catalyst Ignite Platform Leverages Healthcare.AI

Health Catalyst has invested in machine learning and augmented intelligence models over the past few years, primarily through its Healthcare.AI cloud-native platform

Healthcare.AI™ by Health Catalyst

- Deployment of machine learning/predictive models to optimize client workflows. Examples include:
  - Point of care (e.g., readmission prevention)
  - Point of service (e.g., financial assistance predictive models)
  - Revenue generation (e.g., marketing outreach)
  - Management (e.g., forecasting and budgeting)
  - Operations (e.g., pandemic and staffing "war rooms")
  - Effect estimation (e.g., drug/device/program evaluations)
- **Impact:** Helping healthcare leaders face an unprecedented list of increasingly critical issues across revenue, cost, and quality



Level 5: Prescriptive Optimization
Learn from data to drive future improvements
—Problem Refinement, Learning Design, Simulation—
Level 4: Retrospective Comparison
Compare performance over time or against peers to refine improvement interventions
—Statistical modeling, group differences, confounding, causation, sensitivity analysis—
Level 3: Optimizing Predictive Models
Optimize predictive models to maximize insight and drive better decisions
—Functional, Operational, and Contextual Model Understanding—
Level 2: Choosing/Building Predictive Models
Choose or tailor predefined predictive models, or build your own
—Regression, Random forest, Neural Net, Model Efficiency—
Level 1: Analytics Integration (Self-Service)
Integrate AI techniques into your everyday analytic tools for one-touch access
—SPC, Forecast, Forest Plots, Correlation, Power Analysis, Risk Adjustment, Peer Finding—
Expansive AI™ Framework

Tailwinds

- Health Catalyst will continue to differentiate itself by leveraging cross-industry technologies and layering them on top of healthcare-specific content for end markets
- Anticipate AI integration will increasingly play a role in tech enablement and improved efficiency of TEMS relationships
- Importance of clean, comprehensive data sets for AI use cases serves as a long-term tailwind for our data platform
- The increasing prevalence of AI will increase the necessity for technology expert services as well as seamless integration with business intelligence tools

Generative AI

- Health Catalyst is actively leveraging Generative AI for internal efficiency use-cases including
  - Chart abstraction for registries and related submissions
  - Code generation and translation
- Generative AI can enable clients to make data-informed decisions to increase quality, speed, and cost of healthcare delivery
  - Building on Health Catalyst reputation of improvement, optimization, and ensuring aims are met
  - Helping clients convert hopes and concerns into plans and measurable improvement

HealthCatalyst
© Health Catalyst.
30

Health Catalyst Ignite Platform Leverages Healthcare.AI (cont'd)

High-value analytics enables users to see what is right In front of them

- 96% of people draw meaningfully erroneous insights
- Improve >10x with Healthcare.AI
- True of analysts through board of directors
- True of people who are confident or question their abilities
- >75% of clients using Healthcare.AI for substantive decisions
- >90% of clients using Healthcare.AI for some purpose (including Data Quality)
- 5-25K calls per day



25%
21%
16%
11%
6%
1%
Feb 2018
Jul 2020
Dec 2020
Jan 2020
Typical Time Series
28%
25%
20%
15%
10%
5%
0%
2020-10-31
Feb 2018
Jul 2020
Dec 2020
Jan 2020
Healthcare.AI

Note: Health Catalyst internal monitoring based on demo response, module usage data, and API calls.

HealthCatalyst

© Health Catalyst.

31

A Single Clinical, Financial, or Operational Question Often Requires Integrated Data from Multiple Source Systems

Questions answered

- ✓ **Clinical** — *How do I improve my system's sepsis care?*
- ✓ **Financial** — *How do I reduce my hip and knee cost per case?*
- ✓ **Operational** — *How are new treatment protocols impacting length of stay and satisfaction?*

Data sources needed

- EHR, Claim, Clinical Specialty, etc.
- EHR, Financial ERP, Claims
- EHR, Clinical Specialty, Patient Satisfaction, etc.

Use cases

1. Health Catalyst Applications
2. Health Catalyst Professional Services Organization
3. Client Developed Applications & Algorithms
4. 3rd Party Applications & Services

Data platform

Ignite: ingests, integrates and organizes data sources

Data sources

- EHR (e.g. Cerner, Epic, Meditech)
- Financial (e.g. Lawson, EPSI)
- Billing (e.g. McKesson)
- HR/ERP (e.g. Peoplesoft, AP1)
- Claims (e.g. QXNT, CMS)
- Clinical Specialty (e.g. Lab, Rad. Rx, Clin Op Systems)
- Patient Satisfaction (e.g. Press Ganey)
- Other (e.g. benchmarking, homegrown)

HealthCatalyst

© Health Catalyst.

32

A typical Problem Facing a Healthcare Organization Most Often Requires Data From Multiple Source Systems: *Sepsis Example*

#	Question?	Required Data Source
1	How many cases of sepsis did we have last year?	EMR (Epic, Cerner, Meditech)
2	Is our sepsis mortality rate above industry benchmarks?	Benchmarking (Truven, UHC, Touchstone)
3	How much did those sepsis cases cost?	Financial (Lawson, EPSI)
4	What were the readmission rates of my sepsis population?	Claims (QXNT, CMS, etc.)
5	What lab or pharmacy tests were ordered for these sepsis patients?	Lab (Quest, LabCorp) Pharmacy (McKesson, Cardinal)

HealthCatalyst

© Health Catalyst.

33

© Health Catalyst. Client’s Path to Greater Digital Maturity with Health Catalyst The healthcare analytics adoption model Pre-Health Catalyst Early implementation Maturity Improve Health & Reduce Variation Level 9 Direct-to-Patient Analytics & Artificial Intelligence Level 8 Personalized Medicine & Prescriptive Analytics Level 7 Clinical Risk Intervention & Predictive Analytics Level 6 Population Health Management & Suggestive Analytics Level 5 Waste & Care Variability Reduction Increase Efficiency Level 4 Automated External Reporting Level 3 Automated Internal Reporting Level 2 Standardized Vocabulary & Patient Registries Level 1 Enterprise Data Operating System Level 0 Fragmented Point Solutions 34 Note: Healthcare Analytics Adoption Model created by Health Catalyst’s former CTO Dale Sanders; HIMSS was granted a creative commons copyright, which they call HIMSS Analytics Adoption Model for Analytics Maturity (AMAM)

GAAP to Non-GAAP Reconciliation: Adjusted Gross Profit and Adjusted Gross Margin

(in thousands, except percentages)	Year Ended 31-Dec-2017 Technology	Professional Services	Total
Revenue	$31,693	$41,388	$73,081
Cost of Revenue, Excluding Depreciation and Amortization	($11,610)	($32,032)	($43,642)
Gross Profit, Excluding Depreciation and Amortization	**$20,083**	**$9,356**	**$29,439**
Add:			
Stock-Based Compensation	65	514	579
Adjusted Gross Profit	**$20,148**	**$9,870**	**$30,018**
Gross Margin, Excluding Depreciation and Amortization	*63%*	*23%*	*40%*
Adjusted Gross Margin	*64%*	*24%*	*41%*

(in thousands, except percentages)	Year Ended 31-Dec-2018 Technology	Professional Services	Total
Revenue	$57,224	$55,350	$112,574
Cost of Revenue, Excluding Depreciation and Amortization	($19,429)	($40,423)	($59,852)
Gross Profit, Excluding Depreciation and Amortization	**$37,795**	**$14,927**	**$52,722**
Add:			
Stock-Based Compensation	78	480	558
Tender Offer Payments Deemed Compensation[1]	28	284	312
Acquisition-related costs, net[2]	0	337	337
Adjusted Gross Profit	**$37,901**	**$16,028**	**$53,929**
Gross Margin, Excluding Depreciation and Amortization	*66%*	*27%*	*47%*
Adjusted Gross Margin	*66%*	*29%*	*48%*

(in thousands, except percentages)	Year Ended 31-Dec-2019 Technology	Professional Services	Total
Revenue	$83,975	$70,966	$154,941
Cost of Revenue, Excluding Depreciation and Amortization	($27,797)	($47,548)	($75,345)
Gross Profit, Excluding Depreciation and Amortization	**$56,178**	**$23,418**	**$79,596**
Add:			
Stock-Based Compensation	200	968	1,168
Acquisition-related costs, net[2]	0	108	108
Adjusted Gross Profit	**$56,378**	**$24,494**	**$80,872**
Gross Margin, Excluding Depreciation and Amortization	*67%*	*33%*	*51%*
Adjusted Gross Margin	*67%*	*35%*	*52%*

(in thousands, except percentages)	Year Ended 31-Dec-2020 Technology	Professional Services	Total
Revenue	$110,467	$78,378	$188,845
Cost of Revenue, Excluding Depreciation and Amortization	($35,604)	($62,473)	($98,077)
Gross Profit, Excluding Depreciation and Amortization	**$74,863**	**$15,905**	**$90,768**
Add:			
Stock-Based Compensation	803	3,453	4,256
Adjusted Gross Profit	**$75,666**	**$19,358**	**$95,024**
Gross Margin, Excluding Depreciation and Amortization	*68%*	*20%*	*48%*
Adjusted Gross Margin	*68%*	*25%*	*50%*

(in thousands, except percentages)	Year Ended 31-Dec-2021 Technology	Professional Services	Total
Revenue	$147,718	$94,208	$241,926
Cost of Revenue, Excluding Depreciation and Amortization	($47,516)	($76,838)	($124,354)
Gross Profit, Excluding Depreciation and Amortization	**$100,202**	**$17,370**	**$117,572**
Add:			
Stock-Based Compensation	2,063	8,047	10,110
Acquisition-related costs, net[2]	61	127	188
Adjusted Gross Profit	**$102,326**	**$25,544**	**$127,870**
Gross Margin, Excluding Depreciation and Amortization	*68%*	*18%*	*49%*
Adjusted Gross Margin	*69%*	*27%*	*53%*

(in thousands, except percentages)	Year Ended 31-Dec-2022 Technology	Professional Services	Total
Revenue	$176,288	$99,948	$276,236
Cost of Revenue, Excluding Depreciation and Amortization	($56,642)	($86,407)	($143,049)
Gross Profit, Excluding Depreciation and Amortization	**$119,646**	**$13,541**	**$133,187**
Add:			
Stock-Based Compensation	2,058	8,230	10,288
Acquisition-related costs, net[2]	351	655	1,006
Restructuring Charges[3]	229	1,139	1,368
Adjusted Gross Profit	**$122,284**	**$23,565**	**$145,849**
Gross Margin, Excluding Depreciation and Amortization	*68%*	*14%*	*48%*
Adjusted Gross Margin	*69%*	*24%*	*53%*

(in thousands, except percentages)	Year Ended 31-Dec-2023 Technology	Professional Services	Total
Revenue	$187,583	$108,355	$295,938
Cost of Revenue, Excluding Depreciation and Amortization	($62,474)	($101,631)	($164,105)
Gross Profit, Excluding Depreciation and Amortization	**$125,109**	**$6,724**	**$131,833**
Add:			
Stock-Based Compensation	1,866	7,369	9,235
Acquisition-related costs, net[2]	273	391	664
Restructuring Charges[3]	496	1,832	2,328
Adjusted Gross Profit	**$127,744**	**$16,316**	**$144,060**
Gross Margin, Excluding Depreciation and Amortization	*67%*	*6%*	*45%*
Adjusted Gross Margin	*68%*	*15%*	*49%*

(in thousands, except percentages)	9-Months Ended 30-Sep-2024 Technology	Professional Services	Total
Revenue	$143,254	$83,724	$226,978
Cost of Revenue, Excluding Depreciation and Amortization	($48,991)	($71,899)	($120,890)
Gross Profit, Excluding Depreciation and Amortization	**$94,263**	**$11,825**	**$106,088**
Add:			
Stock-Based Compensation	1,206	4,282	5,488
Acquisition-related costs, net[2]	246	330	576
Restructuring Charges[3]	79	181	260
Adjusted Gross Profit	**$95,794**	**$16,618**	**$112,412**
Gross Margin, Excluding Depreciation and Amortization	*66%*	*14%*	*47%*
Adjusted Gross Margin	*67%*	*20%*	*50%*

Note: Gross profit is a GAAP financial measure that is calculated as revenue less cost of revenue, including depreciation and amortization of capitalized software development costs and acquired technology. We calculate gross margin as gross profit divided by our revenue. Adjusted Gross Profit is a non-GAAP financial measure that we define as gross profit, adjusted for (i) depreciation and amortization, (ii) stock-based compensation, (iii) acquisition-related costs, net, (iv) tender offer payments deemed compensation, and (v) restructuring costs, as applicable. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors as they eliminate the impact of certain non-cash expenses, as well as certain other non-recurring operating expenses, and allow a direct comparison of these measures between periods without the impact of non-cash expenses and certain other non-recurring operating expenses.

(1) Tender offer payments deemed compensation relate to employee compensation from repurchases of common stock at a price in excess of its estimated fair value.
(2) Acquisition-related costs, net included in the Adjusted Gross Profit reconciliation relate to post acquisition restructuring costs and deferred retention expenses incurred as part of business combinations.
(3) Restructuring charges include severance and other team member costs from workforce reductions.

HealthCatalyst

© Health Catalyst.

35

GAAP to Non-GAAP Reconciliation: Adjusted EBITDA

	9 Months Ended September. 30,		Year Ended December 31,							
(in thousands)	2024	2023	2023	2022	2021	2020	2019	2018	2017
Net Loss	($48,829)	($87,835)	($118,147)	($137,403)	($153,210)	($115,017)	($60,096)	($61,984)	($47,035)
Add:									
Interest and other expense, net	($3,185)	($6,490)	($9,106)	$1,678	$16,458	$11,572	$3,419	$2,024	$1,469
Loss on extinguishment of debt	$0	$0	$0	$0	$0	$8,514	$1,670	$0	$0
Income tax provision (benefit)	($292)	$213	$356	($4,280)	($6,898)	($1,194)	$142	($135)	$26
Depreciation and amortization	$31,165	$31,919	$42,223	$48,297	$37,528	$18,725	$9,212	$7,412	$5,892
Stock-based compensation	$29,316	$42,745	$55,756	$72,104	$65,145	$37,957	$17,844	$4,198	$4,241
Tender offer payments deemed compensation[1]	$0	$0	$0	$0	$0	$0	$0	$8,318	$0
Acquisition-related costs, net[2]	$5,731	$3,102	$5,757	$4,894	$27,929	$16,758	$446	$2,114	$0
Restructuring costs[3]	$2,088	$2,055	$8,822	$8,425	$0	$0	$0	$0	$0
Non-recurring lease-related charges[4]	$2,200	$2,681	$4,081	$3,798	$1,800	$1,398	$0	$0	$0
Litigation costs[5]	$0	$21,279	$21,279	$0	$0	$0	$0	$0	$0
Adjusted EBITDA	**$18,194**	**$9,669**	**$11,021**	**($2,487)**	**($11,248)**	**($21,287)**	**($27,363)**	**($38,053)**	**($35,407)**
Net Loss as % of Revenue	*(22%)*	*(40%)*	*(40%)*	*(50%)*	*(63%)*	*(61%)*	*(39%)*	*(55%)*	*(64%)*
Adjusted EBITDA as % of Revenue	*8%*	*4%*	*4%*	*(1%)*	*(5%)*	*(11%)*	*(18%)*	*(34%)*	*(48%)*

Note: Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted for (i) interest and other (income) expense, net, (ii) loss on extinguishment of debt, (iii) income tax provision (benefit), (iv) depreciation and amortization, (v) stock-based compensation, (vi) tender offer payments deemed compensation, (vii) acquisition-related costs, net, (viii) restructuring costs, (ix) nonrecurring lease-related charges, and (x) litigation costs. Adjusted EBITDA margin is a non-GAAP financial measure that we define as Adjusted EBITDA divided by net revenue. We view acquisition-related expenses when applicable, such as transaction costs and changes in the fair value of contingent consideration liabilities that are directly related to business combinations, as costs that are unpredictable, dependent upon factors outside of our control, and are not necessarily reflective of operational performance during a period. We believe that excluding tender offer payments deemed compensation, loss on extinguishment of debt, restructuring costs, litigation costs and non-recurring lease-related charges allows for more meaningful comparisons between operating results from period-to-period as these are separate from the core activities that arise in the ordinary course of our business and are not part of our ongoing operations. We believe Adjusted EBITDA and Adjusted EBITDA margin provide investors with useful information on period-to-period performance as evaluated by management and a comparison with our past financial performance, and is useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics generally eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

(1) Tender offer payments deemed compensation relate to employee compensation from repurchases of common stock at a price in excess of its estimated fair value.
(2) Acquisition-related costs, net impacting Adjusted EBITDA includes third party fees associated with due diligence, deferred retention expenses, and post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earnout payments.
(3) Restructuring costs include severance and other team member costs from workforce reductions, impairment of discontinued capitalized software projects, and other minor miscellaneous charges.
(4) Includes the lease-related impairment charges for the subleased portion of our corporate headquarters and duplicate rent expense incurred during the relocation of our corporate headquarters.
(5) Reflects costs related to litigation that are outside the ordinary course of our business. We believe it is useful to exclude such charges because we do not consider such amounts to be part of the ongoing operations of our business and because of the singular nature of the claims underlying the matter.

HealthCatalyst
© Health Catalyst.
36

GAAP to Non-GAAP Reconciliation: Adjusted Operating Expenses

	9 Months Ended September. 30,		Year Ended December 31,						
(in thousands)	2024	2023	2023	2022	2021	2020	2019	2018	2017
Operating expenses	$158,394	$195,437	$258,730	$273,192	$261,222	$186,893	$134,461	$112,817	$74,979
Less:									
Depreciation and amortization	($31,165)	($31,919)	($42,223)	($48,297)	($37,528)	($18,725)	($9,212)	($7,412)	($5,892)
Stock-based compensation	($23,828)	($35,655)	($46,521)	($61,816)	($55,035)	($33,701)	($16,676)	($3,640)	($3,662)
Tender offer payments deemed compensation [1]	$0	$0	$0	$0	$0	$0	$0	($8,006)	$0
Acquisition-related costs, net [2]	($5,155)	($2,596)	($5,093)	($3,888)	($27,741)	($16,758)	($338)	($1,777)	$0
Restructuring costs [3]	($1,828)	($1,609)	($6,494)	($7,057)	$0	$0	$0	$0	$0
Non-recurring lease-related charges [4]	($2,200)	($2,681)	($4,081)	($3,798)	($1,800)	($1,398)	$0	$0	$0
Litigation costs [5]	$0	($21,279)	($21,279)	$0	$0	$0	$0	$0	$0
Adjusted Operating Expenses	**$94,218**	**$99,698**	**$133,039**	**$148,336**	**$139,118**	**$116,311**	**$108,235**	**$91,982**	**$65,425**
Adjusted Operating Expenses as % of Revenue	*42%*	*45%*	*45%*	*54%*	*58%*	*62%*	*70%*	*82%*	*90%*

Note: Adjusted Operating Expenses is a non-GAAP financial measure that we define as operating expenses adjusted for (i) depreciation and amortization, (ii) stock-based compensation, (iii) tender offer payments deemed compensation, (iv) acquisition-related costs, net, (v) restructuring costs, (vi) non-recurring lease-related charges and (vii) litigation costs. We view these adjustments to allow for more meaningful comparisons between operating results from period-to-period as these are separate from the core activities that arise in the ordinary course of our business. We believe Adjusted Operating Expenses provides investors with useful information on period-to-period performance as evaluated by management and a comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

(1) Tender offer payments deemed compensation relate to employee compensation from repurchases of common stock at a price in excess of its estimated fair value.
(2) Acquisition-related costs, net impacting Adjusted EBITDA includes third party fees associated with due diligence, deferred retention expenses, and post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earnout payments.
(3) Restructuring costs include severance and other team member costs from workforce reductions, impairment of discontinued capitalized software projects, and other minor miscellaneous charges.
(4) Includes the lease-related impairment charges for the subleased portion of our corporate headquarters and duplicate rent expense incurred during the relocation of our corporate headquarters.
(5) Reflects costs related to litigation that are outside the ordinary course of our business. We believe it is useful to exclude such charges because we do not consider such amounts to be part of the ongoing operations of our business and because of the singular nature of the claims underlying the matter.

HealthCatalyst

© Health Catalyst.

37